UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 AXIOM III, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                     Nevada
     STATE  OR  OTHER  JURISDICTION  OF  INCORPORATION  OR  ORGANIZATION)

                        6531                              20-1204606
         (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
          CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)

                     2341 Boston Road, Wilbraham, MA  01095
                                 (413) 599-0005
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                          Lawrence M. Nault, President
                     2341 Boston Road, Wilbraham, MA  01095
                                 (413) 599-0005
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)(2)


                                              Proposed              Proposed
                           Amount of           Maximum               Maximum             Amount of
  Title of Securities        Shares            Offering             Aggregate          Registration
  to be Registered       to be Registered     Price Per Share     Offering Price(1)         Fee
  ------------------     ----------------     ---------------     -----------------    ------------

$.001  par  value
  common stock             920,000(1)            $.25(2)             $230,000             $49.75
                         ------------         -------------       -----------------     -----------

         TOTALS            920,000                                   $230,000             $49.75


(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of the Selling Security Holders and the resale of the shares that will be distributed as a dividend distribution to shareholders of China World Trade Corp., a Nevada corporation ("China World Trade"). The sale of the shares of the Selling Security Holders and the resale of the shares that are being distributed to the selling shareholders of China World Trade (the "China World Trade Selling Security Holders") are being registered pursuant to this Registration Statement. The registration fee for the shares of the Selling Security Holders and the registration fee for the shares of the China World Trade Selling Security Holders are both based upon a November 19, 2004 value of $.25.

(2) Our Selling Security Holders hold 720,000 of the shares which we are now registering in this offering. These shares will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. China World Trade holds 200,000 shares, which will be distributed as a dividend distribution to the China World Trade Selling Security Holders on the basis of one share of our common stock for each one hundred thirty shares of China World Trade common stock. This spin-off of these shares is being registered pursuant to this Registration Statement. In addition, the resale of the shares of the China World Trade Selling Security Holders is also being registered hereunder. The shares held by the China World Trade Selling Security Holders will be sold at $.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices.

The information in this prospectus is not complete and may change. Our Selling Security Holders and the China World Trade Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2004

                                 AXIOM III, INC

                         920,000 shares of Common Stock

Our Selling Security Holders are offering 720,000 shares of our common stock for sale. In addition, China World Trade Corp., a Nevada corporation, is distributing 200,000 shares of our common stock as a dividend distribution to the shareholders of China World Trade of record as of December 19, 2004 on the basis of one share of our common stock for each eleven shares of China World
Trade common stock. Fractional shares will not be distributed. Finally, the China World Trade Selling Security Holders are offering these same 200,000 shares (or, up to that amount, as they see fit) of our common stock for resale, which they received in the dividend distribution.

To summarize, this offering is comprised of securities to be sold by our Selling Security Holders, securities to be given to China World Trade Corp. which it will use to perform a share dividend distribution, and securities to be sold by the China World Trade Selling Security Holders.

China World Trade shareholders are not required to take any action to receive their shares of our common stock. No consideration need be paid by the holders of China World Trade shares for our shares. In addition, no fractional shares will be distributed.

No  market  currently  exists  for  our  common  stock.

The Selling Security Holders and the China World Trade Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our Selling Security Holders and the China World Trade Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

          The date of this preliminary prospectus is November 19, 2004

                                TABLE OF CONTENTS

Part  I  -  Prospectus  Information                                       Page

1.     Front  Cover  Page  of  Prospectus                                      1
2.     Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus         2
3.     Summary  Information                                                    6
       Risk  Factors                                                           9

- Our limited operating history and near absence of revenues makes evaluation of our business and prospects difficult.

-    We  do  not  expect  to  pay  dividends  on  our  common  stock.
- If our common stock becomes tradable on the over-the-counter bulletin board, sales of our common stock by our principal shareholder could affect the level of public interest in our common stock as well as depress its price.

- There is no trading market for our shares of common stock and you may be unable to sell your investment quickly or at all.

- Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.

- We have substantial near-term capital needs; we may be unable to obtain the additional funding needed to enable us to operate profitably in the future.

- Our principal stockholder controls our business affairs in which case there is a risk that you will have little or no participation in our business affairs.

-    If  we lose the services of our key Director, our business may be impaired.

- We do not have any plans to hire additional personnel for at least the next twelve months, which may cause substantial delays in our operations.

- Our lack of an established brand name could negatively impact our ability to effectively compete in the real estate market.

- Our operations are subject to possible conflicts of interest that may negatively impact upon your ability to make a profit from this investment.

- We face intense competition, which puts us at a competitive disadvantage; if we are unable to overcome these competitive disadvantages we may never become profitable.

- We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

4.     Use  of  Proceeds                                                      12
5.     Determination  of  Offering  Price                                     12
6.     Dilution                                                               13
7.     Selling  Security  Holders  and China World Selling Security Holders   13
8.     Plan  of  Distribution                                                 14
       - China  World  Trade  Dividend                                        16
       - Federal Income Tax Consequences of the China World Distribution      17
9.     Legal  Proceedings                                                     19
10.    Directors,  Executive  Officers,  Promoters and Control Persons        19
11.    Security  Ownership  of Certain Beneficial Owners and Management       21
12.    Description  of  Securities                                            22
13.    Experts                                                                23
14.    Disclosure  of  Commission  Position  on  Indemnification
       for  Securities  Act  Liabilities                                      23
15.    Organization  Within  Last  Five  Years                                23
16.    Description  of  Business                                              24
17.    Management's  Discussion  and  Analysis                                33
18.    Description  of  Property                                              41
19.    Certain  Relationships  and  Related  Transactions                     43
20.    Market  for  Common  Equity  and  Related  Stockholder  Matters        44
21.    Executive  Compensation                                                47
22.    Financial  Statements                                                  48
23.    Changes  in  and  Disagreements  with  Accountants  on  Accounting
       and  Financial  Disclosure                                             62

ITEM  3.     SUMMARY  INFORMATION

                               PROSPECTUS SUMMARY

     The following summary highlights the more detailed information and financial statements (with notes) appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the Risk Factors section (beginning on page 9).

OUR  COMPANY.

     Axiom III, Inc. (fka Axiom First Corporation, a Massachusetts corporation) was incorporated in Nevada in June 2004 to engage in the business of buying, selling, renting, and improving real estate. We are an early stage company and currently own one building in Chicopee, Massachusetts, near Springfield in western Massachusetts. We plan to continue in this line of business for the foreseeable future. Our executive offices are located at 2341 Boston Road, Wilbraham, MA 01095. Our telephone number is (413) 599-0005. We are currently authorized to issue 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. We currently have 14,020,000 shares of common stock, and zero shares of preferred stock issued and outstanding.

     China World Trade Corp. owns 200,000 of the 14,020,000 issued and outstanding shares of our common stock, representing 1.4% of the total number of shares outstanding as of November 19, 2004. China World's address is 3rd Floor, Goldlion Digital Network Center, 138 Tiyu Road East, Tianhe, Guangzhou, People's Republic of China 510620. China World plans to make a registered dividend distribution of our shares pursuant to this prospectus to its outstanding shareholders, on the basis of one share of Axiom III, Inc. common stock for each one hundred thirty shares of China World Trade common stock owned. The total number of holders of China World Trade's common stock, record holders as well as holders in street name, as of November 9, 2004 was 1,557.

OUR  BUSINESS.

     Our Company buys, sells, rents, and improves real estate. Currently, we own a 3-story apartment house, with 7 units, located at 80 Cochran Street in Chicopee, Massachusetts, a city in western Massachusetts near Springfield. We obtain revenues from the rent we collect from tenants. We also expect to gain income from the capital appreciation of the real estate we own.

     Our business plan is to buy more investment properties which we believe have either good cash flows or good cash flow potential, plus a favorable estimated resale value. We plan to lease our properties primarily to residential tenants. We plan to make limited improvements to our properties, so that we can increase occupancy, improve cash flows, and enhance potential resale value.
THE  OFFERING.

     As of November 19, 2004, we had 14,020,000 shares of our common stock outstanding. This offering is comprised of a registered securities offering by our Selling Security Holders, a registered dividend distribution of 200,000 shares of our common stock to holders of China World Trade common stock and a registered securities offering by the China World Trade Selling Security Holders of the shares of common stock which they received in the dividend distribution. The amount of shares offered by our Selling Security Holders equals 3,820,000 shares. The amount of shares offered by the China World Trade Selling Security Holders equals 200,000 shares. Both our Selling Security Holders and the China World Trade Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. 200,000 shares of our common stock will be issued as a dividend distribution to shareholders of China World Trade of record as of December 19, 2004 on the basis of one share of our common stock for each one hundred thirty shares of China World Trade common stock. There will be no fractional shares distributed.

     Because of China World Trade's role in the distribution there is a possibility that it may be deemed to be a "statutory underwriter" within the meaning of Section 2(11) of the Securities Act. China World Trade has advised us that it will comply with prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its shareholders. Further, China World Trade has acknowledged that it is familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by China World Trade in the market if a market develops. However, China World Trade will not own any shares of our company after the dividend distribution and has no plans for future sales or purchases.

     Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete. It also prohibits bids or purchases to stabilize the price of a security in the distribution.

     We have paid all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities. Our offering expenses are approximately $30,000, which we have paid ourselves.

TAX  CONSEQUENCES  OF  THE  CHINA  WORLD  TRADE  DISTRIBUTION

     Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code, provided that China World Trade has current or accumulated earnings and profits. There is currently no public market for our stock, but we plan to apply for a listing on the Over-the-Counter Bulletin Board, and if we are listed there, the fair market value of our common stock will be established by trading that develops after the China World Trade distribution. As of September 30, 2004, the taxable dividend value of each of our shares to be distributed to China World Trade shareholders was $0.0033. This was arrived at by taking our shareholders' equity of $46,834 at September 30, 2004 and dividing that amount by the number of our outstanding shares on September 30, 2004.

     The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor about their own particular situation.

                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.


   Statement of Operations                For the period from inception
                                       (June 2003) through Dec. 31, 2003
  ------------------------             ---------------------------------


   Revenues                                         $22,064

   Cost of Sales                                     $-0-

   Gross profit                                     $22,064

   Operating expenses                               $36,820

   Income (loss) from  operations                  $(14,756)

   Other expense, net                                $-0-

   Net income (loss)                               $(14,756)

   Net income (loss) per common share           Less than $.01



   Balance Sheet                          For the period from inception
                                        (June 2003) through Dec. 31,2003
   -------------                         -------------------------------


   Available cash                                      $931

   Total current assets                              $3,623

   Net fixed assets                                $224,615

   Total Assets                                    $228,238

Current liabilities                                  $3,370

   Mortgage Payable                                $183,863

   Total liabilities                               $187,233

Stockholders equity                                 $41,005

   Total liabilities and stockholder equity        $228,238


                                  RISK FACTORS

INVESTING IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

OUR LIMITED OPERATING HISTORY AND NEAR ABSENCE OF REVENUES MAKES EVALUATING OUR BUSINESS AND PROSPECTS DIFFICULT

While our competitors have operated real estate businesses for a significant period of time, we have only had limited operations and a near absence of revenues since our inception in June
 2003. As a result, we have a limited operating history upon which you can evaluate us and our prospects. In addition, we have accumulated losses in excess of $14,756 since inception through December 31, 2003.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  ON  OUR  COMMON  STOCK

To date, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon our earnings, financial requirements and other factors deemed relevant by our board of directors.

IF OUR COMMON STOCK BECOMES TRADEABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY OUR PRINCIPAL SHAREHOLDER COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS DEPRESS ITS PRICE.

     By  filing  this  registration  statement,  we  are  attempting to register
920,000 shares of our common stock held by ten selling shareholders, including China World Trade. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. Our selling shareholders will be able to sell their shares on the open market. In addition, because our principal stockholder, Duane Bennett, owns approximately 90% of our common stock, he may dispose of a substantial percentage of his stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

o     Decrease  the  level  of  public  interest  in  our  common  stock;
o Inhibit buying activity that might otherwise help support the market price of our common stock; and
o     Prevent  possible  upward  price  movements  in  our  common  stock.
THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND YOU MAY BE UNABLE TO SELL YOUR SHARES.

     There is not, and has never has been, a trading market for our securities. There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, can be sustained.

OUR LACK OF AN ESTABLISHED BRAND NAME AND RELATIVE LACK OF RESOURCES COULD NEGATIVELY IMPACT OUR ABILITY TO EFFECTIVELY COMPETE IN THE REAL ESTATE MARKET.

     We do not have an established brand name or reputation in the residential real estate business. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the residential real estate market.

WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS; WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL FUNDING NEEDED TO ENABLE US TO OPERATE PROFITABLY IN THE FUTURE.

     We will need additional funding over the next twelve months to develop our business. Presently, we have only $931 worth of liquid assets with which to pay our expenses. Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or shut down completely.

     In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

OUR PRINCIPAL STOCKHOLDER CONTROLS OUR BUSINESS AFFAIRS, SO YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

     Currently, our principal stockholder, Duane Bennett, owns approximately 90% of our common stock. Our key director, Mr. Duane Bennett, is the beneficiary of this trust. As a result, he will have control over all matters requiring approval by our stockholders and can outvote all minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. He will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

IF  WE  LOSE  THE  SERVICES  OF  OUR KEY DIRECTOR, OUR BUSINESS MAY BE IMPAIRED.

     Our success is heavily dependent upon the continued active participation of our key director, Duane Bennett. Mr. Bennett has twenty years of experience in the real estate business selling, buying and renovating multifamily homes in the Springfield, Massachusetts area and land development and buying and selling real estate in the Massachusetts area. The loss of Mr. Bennett's services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on Mr. Bennett. We do not have a written employment agreement with Mr. Bennett. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

WE  DO  NOT  HAVE  ANY  PLANS TO HIRE ADDITIONAL PERSONNEL FOR AT LEAST THE NEXT
TWELVE  MONTHS,  WHICH  MAY  CAUSE  SUBSTANTIAL  DELAYS  IN  OUR  OPERATIONS.

     Although we plan to expand our business and operations, we have no plans to hire additional personnel for at least the next twelve months. As we expand our business there will be additional strains on our operations due to increased cost. In addition, there may be additional demand for our services. We now only have the services of our president to accomplish our current business and our planned expansion. If our growth outpaces his ability to provide services and we do not hire additional personnel it may cause substantial delays in our operations.

OUR OPERATIONS ARE SUBJECT TO POSSIBLE CONFLICTS OF INTEREST THAT MAY NEGATIVELY IMPACT UPON YOUR ABILITY TO MAKE A PROFIT FROM THIS INVESTMENT.

     Our officers and directors are involved in other business activities and may, in the future become involved in other business opportunities that may affect our potential profitability. If a business opportunity becomes available, our officers and directors may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts. We have previously entered into transactions-and may do so in the future-with our officers, directors, and shareholders, or companies under their control. For example, our key director, Mr. Duane Bennett, sold us the 3-story apartment building which is currently our main asset. We have no current plans to engage in further transactions with Mr.
Bennett  or  our  other  officers,  directors,  or  owners.   However,  future
transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may occur, and may result in conflicts of interest, which may have an adverse effect on our operations and financial condition.

WE FACE INTENSE COMPETITION, WHICH PUTS US AT A COMPETITIVE DISADVANTAGE; IF WE ARE UNABLE TO OVERCOME THESE COMPETITIVE DISADVANTAGES WE MAY NEVER BECOME PROFITABLE.

     We face intense competition from companies engaged in similar businesses. We will compete with numerous companies that lease or sell residential real estate both over the Internet and via traditional forms of business. We anticipate that competition will intensify within Internet distribution channels, which we do not utilize. Many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the real estate industry. There can be no assurance that we will be able to compete effectively in the highly competitive real estate industry. As a response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could negatively impact our operations and financial condition.

WE HAVE INCURRED LOSSES FROM OPERATIONS AND LIMITED CASH THAT RAISES SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

     Our cash flows provided by operations were $44,468 for the period from inception (June 2003) through December 31, 2003. Cash flows used in investing activity were $228,400 for the same period. Cash flows generated by financing activities were $184,863 for the period from inception (June 2003) through December 31, 2003. We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

ITEM  4.     USE  OF  PROCEEDS

     Not Applicable. We will not receive any proceeds from the sale of the securities by the Selling Security Holders or the China World Trade Security Holders.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     The Selling Security Holders and the China World Trade Selling Security Holders will sell their shares at $.25 per share until the Company is traded on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices. There is not now, and never has been, a public market for our shares. The offering price of $.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

ITEM  6.     DILUTION

     Not Applicable. We are not registering a new issuance of any shares in this registration statement. All shares are being registered by the Selling Security Holders, the China World Trade Selling Security Holders or being distributed in a registered dividend distribution.

ITEM  7.     SELLING  SECURITY  HOLDERS

           The Selling Security Holders named in the first table set forth below and the China World Trade Selling Security Holders named in the second table set forth below are selling the securities covered by this prospectus. None of the Selling Security Holders or the China World Trade Selling Security Holders named below are registered securities broker-dealers or affiliates of broker-dealers. The tables indicate that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the Selling Security Holders or the China World Trade Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders or the China World Trade Selling Security Holders upon termination of this offering. We believe that the Selling Security Holders and the China World Trade Selling Security Holders listed in the tables have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.

                         SELLING SECURITY HOLDERS TABLE


   Name               Relationship      Amount Owned Prior      Amount To Be      Amount Owned         Percent Owned
                      With Issuer      Prior to Offering        Registered      After Offering     Before/After Offering
------------------------------------------------------------------------------------------------------------------------

Duane Bennett (1)      Director           12,600,000             100,000          12,500,000          89.87% - 89.16%

Greentree Financial
Services(2)           Financial              700,000             200,000             500,000           4.99% -  3.57%
                      Consultant
China World Trade                            200,000             200,000                  -0-          1.43% -  0.00%

Lawrence Nault        President and          100,000             100,000                  -0-          0.71% -  0.00%
                      Director
Jose Marquez                                  80,000              80,000                  -0-          0.57% -  0.00%

Michael Langer                                75,000              75,000                  -0-          0.53% -  0.00%

Mark Gaenslen                                 75,000              75,000                  -0-          0.53% -  0.00%

Karol Kapinos         Director                50,000              50,000                  -0-          0.36% -  0.00%

Lessard Property                              25,000              25,000                  -0-          0.18% -  0.00%
Management

Anne Borelli                                  15,000              15,000                  -0-          0.11% -  0.00%
---------------------------------------------------------------------------------------------------------------------

TOTALS                                    13,920,000             920,000          13,000,000          99.29% - 92.72%
                                          ==========             =======          ==========          ===============


(1) Duane Bennett owns a total of 12,600,000 shares of our common stock. He owns 12,500,000 of these shares indirectly, as beneficiary of the Northeast Nominee Trust. He owns the other 100,000 in his own name. He is registering the 100,000 shares he owns personally, in this offering.
(2) Greentree Financial Group, Inc. received 700,000 shares of our common stock for consulting services that included: assisting in the preparation of this Form SB-2 registration statement, assisting in compliance with state Blue Sky regulations, review and advice on selection of an independent transfer agent, and EDGAR filing services. Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration statement.


                CHINA WORLD TRADE SELLING SECURITY HOLDERS TABLE

         NAME                                 ADDRESS
         ----                                 -------
     NAMES OF SELLING SHAREHOLDERS UNKNOWN UNTIL RECORD DATE
     -------------------------------------------------------


* China World Trade plans to perform a share dividend of 200,000 shares of common stock of our Company to its shareholders on the basis of one share of Axiom III, Inc. common stock for each one hundred thirty shares of China World Trade common stock.

            We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

            China World Trade will distribute 200,000 shares of our common stock as a dividend to shareholders of China World Trade of record as of December 19, 2004 on the basis of one share of our common stock for each One Hundred Thirty shares of China World Trade common stock.

ITEM  8.     PLAN  OF  DISTRIBUTION

Sales By Selling Security Holders and China World Trade Selling Security Holders
--------------------------------------------------------------------------------

     Our Selling Security Holders are offering to sell 3,820,000 shares of our common stock, and the China World Trade Selling Security Holders are offering to sell 200,000 shares of our common stock. The Selling Security Holders and China World Trade Selling Security Holders will sell their shares at $0.25 until the shares are traded on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices. We will not receive any proceeds from the sale of the shares by the Selling Security Holders or the China World Trade Selling Security Holders. The securities offered by this prospectus may be sold by the Selling Security Holders and the China World Trade Selling Security Holders, but not by us. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders or the China World Trade Selling Security Holders. The distribution of the securities by the Selling Security Holders and China World Trade Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

     Any of the Selling Security Holders or the China World Trade Selling Security Holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the Selling Security Holders or the China World Trade Selling Security Holders provide us with cash proceeds from their sales of the securities. If any of the Selling Security Holders or China World Trade Selling Security Holders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the Selling Security Holders, the China World Trade Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The Selling Security Holders and the China World Trade Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders or China World Trade Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Selling Security Holders and the China World Trade Selling Security Holders also may enter into exchange trading of listed option transactions that require the delivery of the securities listed under this prospectus. The Selling Security Holders and the China World Trade Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders or China World Trade Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

     In addition to, and without limiting, the foregoing, each of our Selling Security Holders, the China World Trade Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holders, China World Trade Selling Security Holders or any such other person. Specifically, Regulation M prohibits an issuer, the Selling Security Holders, the China World Trade Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person's completion of participation in the distribution. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

     There can be no assurances that the Selling Security Holders or the China World Trade Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All  of  the  foregoing  may  affect  the  marketability of the securities.
Pursuant to the various agreements we have with the Selling Security Holders, and the China World Trade Selling Security Holders we will pay all the fees and expenses incident to the registration of the securities, other than the Selling Security Holders' and China World Trade Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Selling Security Holders and the China World Trade Selling Security Holders.

THE  CHINA  WORLD  TRADE  DIVIDEND

     China World Trade will distribute the 200,000 shares of our common shares which it owns to its shareholders as a dividend as of a record date of December 19, 2004 on the basis of one of our common shares for each one hundred thirty China World Trade common shares. Fractional shares will not be distributed.

     China World Trade shareholders will initially have their ownership of our shares of common stock registered only in book-entry form in which no certificates are issued. On the distribution date, each China World Trade shareholder of record as of the close of business on the record date will be mailed one share of our common stock for each one hundred thirty shares of China World Trade common stock they hold. China World Trade shareholders that hold their stock in street name will have their shares of our common stock credited to their brokerage accounts. The record date for the distribution is the close of business on December 19, 2004.

     China World Trade shareholders will not be required to pay any cash or other consideration to receive our common stock in the distribution. Fractional shares will not be issued to China World Trade shareholders. Shares of our common stock distributed to China World Trade shareholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be affiliates of Axiom III, Inc. under the Securities Act of 1933, as amended. Persons who are affiliates of Axiom III, Inc. following the distribution will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act of 1933, as amended, or Rule 144 promulgated under the Securities Act of 1933, as amended. Mr. Duane Bennett would be considered an affiliate of Axiom III, Inc.

     Because of China World Trade's role in the distribution, there is a possibility that it may be deemed to be a statutory "underwriter" within the meaning of Section 2(11) of the Securities Act. China World Trade has advised us that it will comply with the prospectus delivery requirements that would apply to a statutory underwriter in connection with the distribution of our shares to its own shareholders. Further, China World Trade has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Act of 1934. These rules may apply to sales by China World Trade in the market, following the creation of a public market, if such a market ever develops.

     With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  CHINA  WORLD'S  DISTRIBUTION

            The following discussion is a general summary of current Federal Income tax consequences of the China World Trade distribution as presently interpreted by counsel to the Company. It is important to note that a shareholder's particular tax consequences may vary depending on his individual circumstances. You are urged to consult your own tax advisor as to the particular tax consequences to you of the China World Trade distribution, including, without limitation, the applicability and effect of any state, local or foreign tax laws and the possible effects of changes of applicable tax laws.

     The Internal Revenue Service will not give an advance ruling as to the valuation of our common stock to be distributed as a dividend by China World Trade to its shareholders. The IRS is not bound by any determination made by China World Trade as to the fair market value of the property distributed to the China World Trade shareholders.

     The distribution of our common stock to China World Trade shareholders as a dividend may be a taxable event. Section 301 of the Internal Revenue Code of 1986 provides that the taxable amount of the dividend shall be the fair market value of the property distributed. Section 316 of the Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since 1996, or out of earnings and profits for the year of the distribution. Management believes that China World Trade does not have accumulated earnings and profits since 1996. There are also no earnings and profits for the year of distribution measured through September 30, 2004. Accordingly, the distribution will be taxable as an ordinary dividend only to the extent that there are earnings and profits for the remainder of the fiscal year 2004 of distribution.

     If China World Trade has no earnings and profits for fiscal year 2004, then the distribution will not be treated as a dividend of China World Trade of the fair market value of the property distributed. If China World Trade has earnings and profits for the fiscal year 2004, but not enough earnings and profits to cover the value of the property distributed, then the distribution will be taxed as an ordinary income dividend to the extent of the earnings and profits through fiscal year 2004. If China World Trade has earnings and profits through fiscal year 2004 that exceed the fair market value of the property distributed, then the entire distribution will be considered a taxable dividend to the shareholders.

     Corporate holders of China World Trade shares (other than S Corporations) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending on their ownership percentage in China World Trade. The holding period for the China World Trade shareholders for our common stock received in the China World Trade distribution will commence on the date of the China World Trade distribution.

     Computation of Fair Market Value. For income tax purposes, Fair Market Value is the price at which a willing buyer and a willing seller would agree to exchange property, neither being under a compulsion to buy or sell. Fair market value must be determined on the date (or as close as possible) of the distribution. Since there is no trading market for our common stock, fair market value will be calculated at the appropriate time using other valuation techniques. We are going to use the net book value of our common stock on the date of distribution, since there is currently no trading market for our common shares. As of September 30, 2004, the taxable dividend value of each of the common shares to be distributed to China World Trade shareholders would be $0. This is arrived at by dividing our negative shareholders equity on September 30, 2003, $662,577, by the number of our common shares outstanding on September 30, 2004: 14,020,000.

     The recipients of the distribution are not paying for the shares received and are therefore not making a decision about investing in the shares. The tax consequences of the distribution do not change the fact that shareholders of China World Trade common stock will receive the shares without any direct payment for them. The information about the amount of the taxable dividend per share will be delivered to each shareholder in the ordinary course of business after the computation of earnings and profits for China World Trade for its fiscal year 2003. China World Trade's fiscal year 2003 is the year ended December 31, 2003, the period for which the most recent financial data about China World Trade will be available.

ITEM  9.     LEGAL  PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved.
In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

Directors  and  Executive  Officers.

     Our Bylaws provide that we must have at least 1 director. Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors.
Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:


   Name                  Age              Position
   ----                  ---              --------
Lawrence  M.  Nault      41              President  and  Director

Karol  Kapinos           41              Director

Duane  Bennett           46              Director


     Lawrence M. Nault has been President and Director since June 2004. Mr. Nault will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. He devotes approximately 10 hours per week to our company. For the past 5 years, Mr. Nault has been manager of the parts department at Cahillane Auto Body in Northampton, Massachusetts, where he has managed inventory procurement and distribution valued at over half a million dollars per year. Before that, he worked in the parts department at Saturn of Hadley, Massachusetts for one year, and before that worked for four years managing a number of Midas Muffler stores in the western Massachusetts area. He managed several family-owned real estate properties in western Massachusetts during the past 15 years, in addition to his work with Axiom III..

     Karol Kapinos has been a director since our inception in June 2003. Mr. Kapinos will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. He devotes approximately 5 hours per week to our company. Mr. Kapinos has, since 1990, been a self-employed entrepreneur as a wholesaler of domestic and foreign automobiles through his wholly-owned company, Midway Motors, Inc. During this time, Mr.
Kapinos has become familiar with sales marketing strategies as well as overall economic trends in and around the western Massachusetts area. Mr. Kapinos has assisted in managing a block of real estate in western Massachusetts for over 10 years. Mr. Kapinos is also on the board of directors of one other publicly traded company: ABC Realty, Inc.

     Duane Bennett has been a Director since our inception in June 2003. Mr. Bennett will serve as a director until our next annual shareholder meeting, or until a successor is elected and accepts the position. Mr. Bennett devotes approximately 5 hours per week to our company. Mr. Bennett's business experience over the last ten years has consisted of the following:

     From 1997 to present, Mr. Bennett has been the President of ABC Realty, Inc., a publicly traded company and a licensed real estate brokerage, which provides real estate brokerage services within the Charlotte, North Carolina area. From 1995 to August 2004, Mr. Bennett was also the President of Xenicent, Inc., a publicly traded company which produces light emitting diode (LED) display systems for use primarily in sports and transportation applications.
From 1999 to 2000, Mr. Bennett was the sole owner, president, and chief executive officer of Internet Funding Corp., which sought to develop the operations of and arrange capital financing for development stage Internet companies in the Charlotte, North Carolina area. From 1991 until 1995, Mr. Bennett was chief executive officer and president of Bennett International Businesses, a sole proprietorship he owned, based in Charlotte, NC. Bennett International Businesses explored investment opportunities in China, Mexico, South Africa and Chile. From 1995 to 1996, Mr. Bennett also operated Premier Builders and Developers, a company which developed land in the Charlotte, North Carolina area. From 1991 to 1996, Mr. Bennett was the sole owner and president of Goodex, Inc., a private company involved in buying, selling, and renovating homes in the Springfield, Massachusetts area.

     Other  than  those  persons  mentioned  above,  we  have  no  employees.

Family  Relationships.
     None.

Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM  11.     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the ownership, as of November 19, 2004, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security  Ownership  of  Certain  Beneficial  Owners  (1)  (2).


    Title of Class        Name and Address             # of Shares        Current % Owned
    --------------        ----------------             -----------        ---------------
                         Duane  Bennett(3)
    Common               7507  Folger  Road            12,600,000               90%
                         Charlotte, NC 28226


Security  Ownership  of  Officers  and  Directors  (2).


   Title of Class     Name and Address                 # of Shares        Current % Owned
   --------------     ----------------                 -----------        ---------------
      Common          Duane Bennett, Director          12,600,000               90%

                      Lawrence  M.  Nault,
      Common          President and Director              100,000                **

      Common          Karol Kapinos, Director              50,000                **

      Common          All Officers and Directors       12,750,000               91%
                      as a Group (2)
**Less  than  1%


(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3) Mr. Bennett owns 100,000 of these shares in his own name. The remaining 12,500,000 shares are owned in the name of the Northeast Nominee Trust, of which he is the beneficiary.

Changes  in  Control.

     Currently, there are no arrangements, which would result in a change in our control.


ITEM  12.     DESCRIPTION  OF  SECURITIES

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.


COMMON  STOCK

     We are authorized to issue 50,000,000 shares of common stock, with a par value of $.001 per share. As of November 19, 2004, there were 14,020,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

VOTING  RIGHTS.

     Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

MISCELLANEOUS  RIGHTS  AND  PROVISIONS.

     Holders of common stock have no preemptive or other subscription rights, conversion rights, or redemption provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

     There is no provision in our charter or by-laws that would delay, defer or prevent a change in our control.

DEBT  SECURITIES.

     We  have  not  issued  any  debt  securities.


ITEM  13.     INTEREST  OF  EXPERTS  AND  COUNSEL

     Our audited Financial Statements for the period from inception (June 2003) through December 31, 2003 have been included in this prospectus in reliance upon Traci J. Anderson, Independent Certified Public Accountant, as experts in accounting and auditing. However, we have not hired her or any other expert on a contingency basis.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

ITEM  15.     ORGANIZATION  WITHIN  LAST  FIVE  YEARS

     In June 2003, we issued 1,000 shares of our common stock to Mr. Bennett for $1,000. Since then, Mr. Bennett contributed $54,761 towards our expenses in 2003.

     In June 2004, we increased our authorized common shares to 50,000,000, kept the par value to $.001 per share and forward split our common stock 10,000 for
1. As a result, Mr. Bennett's 1,000 shares were split into 10,000,000 of our common shares.

By agreement dated June 30, 2004, Mr. Bennett's Northeast Nominee Trust exchanged 20 shares of Axiom First Corporation for an additional 2,500,000 shares of our common stock. The 20 shares represented 100% control of Axiom First, which owned 100% of a subsidiary, Axiom Second Corporation, which in turn owned the 3-story, 7-unit apartment house in Chicopee, Massachusetts which now comprises our major asset. Mr. Bennett deeded this property to Axiom Second in June 2003. Also on this date, Mr. Bennett assigned his rights under a property management agreement to us, so that Lessard Property Management, Inc. now manages this property for us. Lessard Property Management originally entered into this agreement with Mr. Bennett in August, 2003.

On or about August 8, 2004, we entered into a strategic alliance with China World Trade Corporation to seek out real estate opportunities in the People's Republic of China for potential acquisition by Axiom. Pursuant to this agreement we issued 200,000 shares of our common stock to China World Trade Corp. as consideration. The shares were valued at the estimated value of the services received which was $20,000, or $.10 per share.

          On August 27, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in registering our common stock and in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Group, Inc., 700,000 shares of our common stock and $25,000 cash for:

-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State  Blue-Sky  compliance;
-     Advice  on  selection  of  an  independent  stock  transfer  agent;  and
-     EDGAR  services.

     The shares issued were valued at the estimated value for the services received, which was $70,000, or $.10 per share.

     We  are  not  a  subsidiary  of  any  corporation.

ITEM  16.     DESCRIPTION  OF  BUSINESS

BUSINESS  DEVELOPMENT.

     We originally incorporated in Massachusetts as Axiom First Corporation on May 22, 2003. Mr. Bennett's Northeast Nominee Trust owned 100% of Axiom First. We also created a second corporation, Axiom Second Corporation, which was also incorporated in Massachusetts on May 22, 2003. Axiom First owned, and continues to own, 100% of its subsidiary, Axiom Second Corporation. The next month, on June 12, 2003 our director Duane Bennett deeded to Axiom Second Corporation the property located at 80 Cochran Street in Chicopee, Massachusetts. In June 2004, we incorporated Axiom III, Inc., a Nevada corporation. By agreement dated June 30, 2004, Northeast Nominee Trust entered into a share exchange with Axiom III, Inc., in which the trust exchanged its 100% ownership in Axiom First for 2,500,000 shares of Axiom III, Inc., and Axiom III, Inc. assumed 100% ownership of Axiom First and its subsidiary.

     Since our incorporation as Axiom First Corporation, we have engaged in the business of buying, selling, renovating, and renting real estate, primarily in the area around Chicopee, Massachusetts, which is in the western part of the state near Springfield. We have never been the subject of any bankruptcy or receivership. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets except the share exchange in June of 2004, by which 100% of our ownership was transferred from our Massachusetts corporation, Axiom First Corporation, to our Nevada corporation, Axiom III, Inc.

THE  BUILDING  AT  80  EAST  COCHRAN  STREET

     On June 12, 2003, the Company obtained from Duane Bennett its only asset to date, a 3-story apartment building in Chicopee, Massachusetts, which the board of directors had identified as an acceptable business opportunity. The Company paid $100 cash and assumed Mr. Bennett's obligations under two mortgages totaling $183,863 (a commercial mortgage for $160,084 and a second mortgage for $23,779) in order to obtain the property. As of September 30, 2004, the mortgages had been paid down to an aggregate of $172,891. The building is a three-story apartment building located in Chicopee, Massachusetts, near Springfield in the western part of the state. It is divided into seven rentable spaces, six of which are currently rented.

     As of September 30, 2004, we had six lease agreements in place for the building. The leases are managed by Lessard Property Management, Inc. on our behalf, and the monthly amounts due under the leases, in the aggregate, total $3,450 per month. We have not reported the individual lease amounts, because they are in the names of private individuals.

     Lessard Property Management has a contract with us to manage these leases, and their fee for doing so is 8% of the collected rent, or $150 per project, whichever is greater.

OVERVIEW  OF  OUR  MARKET  AREA

     The city of Chicopee lies on the outskirts of the Springfield, Massachusetts urban area, located in the Pioneer Valley near the intersection of U.S. Interstates 90 (the Massachusetts Turnpike) and 91. Interstate 90 is the major east-west highway crossing Massachusetts. Interstate 91 is the major north-south highway that runs directly through the heart of New England. Chicopee is located approximately 90 miles west of Boston, Massachusetts, 70 miles southeast of Albany, New York and 30 miles north of Hartford, Connecticut. Chicopee is located in Hampden County, Massachusetts, whose estimated 1996 population was 441,280.

     The economy in our primary market area enjoys the presence of large employers such as the University of Massachusetts, Baystate Medical Center, MassMutual Life Insurance Company, Big Y Foods, Inc., Friendly Ice Cream Corporation, Old Colony Envelope, Hamilton Standard, Pratt and Whitney and Strathmore Paper Company. Other employment and economic activity is provided by financial institutions, eight other colleges and universities, seven other hospitals and a variety of wholesale and retail trade businesses.

     Respected national economists have given mixed opinions about the market for multi-family rentals, but have seen some indicators of improvement in 2005. As reported in the January 22, 2004 issue of the Mortage Bankers Association's MBA Newslink, volume 2, issue 3, David Seiders, the Chief Economist for the National Association of Home Builders stated, "It's a mixed bag more people left rentals last year to become homeowners, which led to higher rental vacancy rates. But we're seeing the condominium market pick up and occupy a larger share of the multifamily market." Freddie Mac Chief Economist Frank Nothaft said that while single-family markets will show strength again in 2004, the multifamily markets will continue to show weakness. "Vacancy rates have gone from 3% to 7% over the past 3 years. Absorption rates for newly built rental units are only 59 percent; effective rent growth has been stagnant." However, on the other hand, Mr. Nothaft noted, key indicators suggest that the multifamily market has stabilized. "I think the market should remain stable over the next few months, and then show some improvement in 2005."

     Recent developments have brought improvements to the local economy. According to the NAI 2004 Global Market Report, The Basketball Hall of Fame opened in Springfield and has increased tourism in the area, resulting in reported increases in business by the adjacent Hilton hotel and two new restaurants. In late 2003, a new $71 million Springfield Civic Center got underway, and is expected to be completed in the summer of 2005. The area is also located close to one of the finest fiber-optic lines in the country.

     According to the Pioneer Valley Planning Commission, as reported by the Springfield Business Improvement District, Chicopee had 2,112 multi-family units in fiscal 1998, while Springfield itself had 77,071 multi-family units.

     These market factors form the setting in which we plan to execute our business model.

OUR  PLAN  TO  ACQUIRE  OTHER  RENTAL  PROPERTIES

     Our business plan is to buy more rental properties that we believe are undervalued, compared to their cash flows and estimated resale value. Our strategy is to identify rental properties with a favorable purchase price relative to their market value, as well as positive cash flow. We plan to buy properties primarily leased to residential tenants. We are prepared to make some improvements to our properties, so that we can increase occupancy, improve cash flows, and enhance potential resale value. We have entered into a contract with China World Trade to attempt to locate properties in China; however, given our current financial condition, we will most likely seek properties in the Springfield, Massachusetts area for the next 12 months. We are maintaining flexibility to keep either option open, though, should an appropriate opportunity arise.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate primarily in the Springfield, Massachusetts area. We also plan to explore opportunities to acquire properties through our contract with China World Trade. We plan to strengthen our position in these markets. We plan to expand our operations through our acquisition and improvement of real estate.

     We presently own one 3-story apartment building in Chicopee, Massachusetts. Our director, Duane Bennett, has previously owned and operated a real estate company in the Springfield, Massachusetts area, and has long-term contacts in the area. In addition, we have a contract with China World Trade to locate additional properties in China. We anticipate that we will begin to locate and negotiate for the purchase of additional properties during the second quarter of 2005. We hope to acquire additional real estate in the next 12 months, and to utilize the proceeds from the resale of those properties, along with their revenues, to pay our operating costs for the next twelve months; however, there are no assurances that this revenue will be sufficient to cover our operating costs. Accordingly, if our revenues are not sufficient, we will rely upon capital infusions from our director Duane Bennett; however, there are no assurances that Mr. Bennett will have sufficient funds to provide such capital infusions.

PROPERTY  LOCATION  PROCEDURES

We  plan  to  conduct  a  preliminary  analysis  that  consists  of:
- Reviewing real estate sales information provided by local board of realtors associations and our review of the census tract increases. The information that we may obtain that would weigh in favor or our proceeding with a property acquisition would be:
     o    High  volume  of  real  estate  sales  within  the  specific  area
     o    New  schools  and  major  commercial  developments  in  the  area
     o    Improved  state  and  city  roads  in  the  area

The information that we may obtain that would weigh against our proceeding with a property acquisition would be:
     o    Hazardous  waste  in  the  area
     o    High  crime  in  the  area
     o    Overcrowding  in  the  area

The  data  that  we  analyze  to  determine  whether to purchase properties are:
- Demographic data that suggests increased demand in a specific area. The data that would weigh in favor of our proceeding with a purchase would be:
     o Increase in industrial activity such as a major corporation moving into the area creating new jobs and increasing residential housing demand.
     o    Increase  in the population's median income levels for a certain area.
     o    Low  crime  rate  in  the  area

-     Demographic  data  that  would  weigh  against  a  purchase  would  be:
     o    Migration  of  industrial  companies  outside  the  area.
     o    Decrease  in  income  levels
     o    High  crime  rate  in  the  area

     In order to determine and evaluate the fastest growing areas, we will obtain reports from report surveys and reporting companies. These reports will provide detailed information that we will then study to determine where the good areas of growth are.

     We will also rely on information provided by the U.S. Census Bureau to obtain information pertaining to population shifts and number of total people in a specific area. We plan also to compare the population figures from the 1990 census with those of the 2000 census.

DETAILED  MARKET  AND  FINANCIAL  ANALYSIS

     We will perform detailed market and financial analysis regarding each property we decide to review for purchase so as to determine whether the specific location is appropriate for acquisition and development. That detailed information will include the following:

-     Number  of  properties  on  the  market.
-     Number  of  properties  sold  in  the  past  12  months.
-     Sales  prices  asked  per  property.
-     Sales  price  sold  per  property.
-     Total  square  footage  and  acreage  per  property
-     Total  number  of  units  per  property.
-     Total  number  of  pending  closings  per  property.

PURCHASE  PROCEDURES

     Once we have located a property that we may want to purchase, we will ascertain whether the owner is willing to sell the property. We then negotiate a purchase price and ask the following questions of the prospective seller and/or obtain answers from third parties:

- When does the owner want to sell and close? Favorable conditions we look for regarding this factor are:
     o    The  seller  is  willing  and  able to sell within a six-month period.
     o Typically, the timing and motivation of sellers to enter into contract to sell may include several factors such as: estate planning, gifts to family, age, health and other personal factors.

- How much will the owner sell the land for? Favorable conditions we will look for regarding this factor are:
     o The price is below market value. We determine market value through appraisals and comparable sales reports in the area.
     o With respect to price, we would also consider value trends, such as historical yearly increases in property values

- Are there any defects on the title? Favorable conditions we will look for regarding this factor are:
     o    No  liens  and/or  encumbrances.
     o The buyer is able to deliver a clean title within the time we would like to close.

- Does the landowner have title insurance on the property? Favorable conditions we will look for regarding this factor are:
     o    The  landowner  has  title  insurance  on  the  property.
     o    The  landowner  is  able  to  secure  title insurance on the property.

     o    We  would be able to obtain title insurance on the purchased property.

     We will obtain the following documents from the seller during our due diligence on the property:

-     General  maps;
-     Environmental  reports
-     Copies  of  existing  zoning  maps  and  regulations;
-     Conduct  land  inspection  procedures;
-     Proposed  zoning  regulations;
-     Deeds;
-     Title  insurance;  and
-     Tax  bills.

     We then verify the accuracy of these documents and determine how the information contained in the documents impacts the property that we are considering to purchase.



OUR  FINANCING  PROCEDURES

     We will attempt to obtain financing from local banks doing business within the area where we are attempting to purchase property. Our director, Mr. Bennett, has, in the past, personally guaranteed repayment of debt for property purchases along with necessary corporate guarantees, and we plan to use such guarantees in the future, if necessary; however, there are no assurances that Mr. Bennett, or we, will be in a financial position to do so. We do not have any written agreements now or in the past with Mr. Bennett, obligating him to guarantee repayment of future debt or any of our other obligations. Mr. Bennett is not otherwise under any legal obligation to provide us with capital. We hope to leverage the property with a financial institution or private lender so that funds are available for additional purchases, based on using the property as collateral.

The  procedures  for  obtaining  our  financing  are  as  follows:

1.     File  loan  application.
2.     Credit  checks,  property  appraisal  done.
3.     Loan  documents  drafted.
4. Down payment made that is typically approximately 5 to 10% of the appraised value.
5. Institution lends funds for the balance, less certain transaction fees that are typically between approximately 2 to 3%.
6.     A  lien  is  then  filed  with  the  appropriate  recorder's  office.


     There are no assurances that our financing procedures will be adequate to secure the funds needed to sustain our operations.

DISTRIBUTION

     We have no distribution agreements in place with anyone. We plan to sell the properties we acquire primarily through direct selling efforts involving established real estate brokers and property managers and corporations that may have a need for residential and/or commercial real estate. We plan to contract with real estate brokers, sub-contractors and other agents to assist in us on a project-by-project basis.

NEW  PRODUCTS  OR  SERVICES

     We currently have no new products or services announced to the public. We will make public announcement in the future upon entering into material contracts to acquire any new real estate projects.



COMPETITIVE  BUSINESS  CONDITIONS

     The Company faces significant competition both in acquiring rental properties and in attracting renters. The Company's primary market area of residential multi-family unit rentals is highly competitive, and the Company faces direct competition from a significant number of multi-family unit landlords, many with a local, state-wide or regional presence and, in some cases, a national presence. Many of these landlords are significantly larger and have greater financial resources than the Company. The Company's competition for renters comes from newer built apartment complexes as well as older apartment buildings.

     In addition, the Company faces significant competition from home builders and land developers, because many renters have moved out of the rental market into single-family homes due to recent mortgage interest rates, which have reached 40-year lows in some cases. Nationally, there are over one hundred major land developers. Approximately 10% of these developers capture approximately 50% of the market for such developments. These developers have greater financial resources than we do and are better poised for market retention and expansion than we are. Specifically, our competition with national homebuilders is as follows:

-     Pulte  Homes;
-     Ryan  Homes;
-     Ryland  Homes;
-     John  Weiland  Homes;
-     Cresent  Resources;  and
-     Harris  Group

     These national homebuilders purchase land or lots of vacant land parcels to build single-family homes, often in connection with nearby shopping centers and commercial buildings. The national homebuilders have substantial resources to enable them to build single-family homes for resale.

     These builders engage in single-family home development and have greater financial resources than we do. In addition, these companies have greater operational resources because they are able to perform a variety of development tasks themselves. These companies purchase vacant land tracts and perform all the work necessary to construct the homes, such as land clearing and road development and then build the homes themselves. In contrast, we do not have the financial or operational resources to perform these tasks. These national and local builders are better equipped to acquire tracts of land equipped with these capabilities due to their operational and financial superiority over us.

     We have no competitive advantages over any of the individuals and/or companies against whom we compete. We have significantly less capital, assets, revenues, employees and other resources than our local and/or national competition. There are no barriers to entry into this market.

INTELLECTUAL  PROPERTY

     At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

GOVERNMENT  REGULATION  ISSUES

     We are subject to applicable provisions of federal and state securities laws and to regulations specifically governing the real estate industry, including those governing fair housing and federally backed mortgage programs. Our operations will also be subject to regulations normally incident to business operations, such as occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations. Although we will use our best efforts to comply with applicable regulations, we can provide no assurance of our ability to do so, nor can we fully predict the effect of these regulations on our proposed activities.

RESEARCH  AND  DEVELOPMENT

     We  have  spent  no  funds  on  research  and  development.

EMPLOYEES

     Presently, we have no employees. We have no employment agreements with any of our management. We do not anticipate hiring any additional employees in the next 12 months.

REPORTS  TO  SECURITY  HOLDERS

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


ITEM  17.     MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.


OUR  COMPANY

     We were incorporated in Massachusetts on May 22, 2003 to engage in the business of buying, selling, renting, and improving all aspects of real estate.Our services have been performed primarily in the Springfield, Massachusetts area. The real estate rental contracts we offer our customers vary in time from three to twelve months.

     Our discussion and analysis will address two time periods, first the audited period from inception on May 22, 2003 through December 31, 2003, and then the unaudited period for the 9 months ended September 30, 2004.

RESULTS OF OPERATIONS (from inception, May 22, 2003, through December 31, 2003).

Sales.

     Sales for the period from inception (May 22, 2003) through December 31, 2003 were $22,064. Sales consisted of rentals on residential rental properties.

All  sales  transactions  were  with  unrelated  parties.

Cost  of  Sales.

     None.


Expenses.

     Total expenses for the periods from inception (May 22, 2003) through December 31, 2003 were $36,820.


     Expenses  consisted  of:

     Professional fees increased during 2003 primarily due to expenses related to stock issued for services and approximately $33,475 paid in connection with registering our common stock.

     We expect increases in expenses through the year 2004 as we move toward developing our business plan and registering our common stock. In addition, we expect professional fees to increase to around $30,000 per year for compliance with the reporting requirements of the Securities and Exchange Commission once our registration is deemed effective.

     We do not have any lease agreements for our facilities and do not currently have any employment agreements.

Income  Taxes

     We did not have any federal or state income tax expense for the period from inception (May 22, 2003) through December 31, 2003.

     If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income/  Losses.

     Net loss for the period from inception (May 22, 2003) through December 31, 2003 was $14,756. We attribute the increase in net losses primarily to expenses exceeding rental income. We expect to continue to incur losses at least through the year 2004. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.





Liquidity  and  Capital  Resources.

     Cash flows provided by operations were $44,468 for the period from inception (May 22, 2003) through December 31, 2003. Cash flow was primarily attributable to a net loss offset by business expenses paid by our director.

     Cash flows generated by financing activities were $184,863 for the period from inception (May 22, 2003) through December 31, 2003. Cash flows for this period include proceeds from sales of our common stock to our director and proceeds from a mortgage on our rental property.

     Cash flows used in investing activities for the period from inception (May 22, 2003) through December 31, 2003 was $228,400. This represents the purchase of our rental property.

     Overall, we have funded our cash needs from inception through December 31, 2003 with a series of equity and debt transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the homes that we sell, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with another company that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

     We had cash on hand of only $931 and a working capital of $253 as of December 31, 2003. Our current amount of cash in the bank is insufficient to fund our operations for the next twelve months. We will rely on the existence of revenue from our business, if any, and funding from outside sources; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues during the remainder of 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $10,000 to sustain operations through year 2004 and approximately $35,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $30,000 in connection with this offering have already been paid.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

- Seek projects that are less in value or that may be projected to be less Profitable

- Seek smaller projects, which are less capital intensive, in lieu of larger Projects

      Or

- Seek projects that are outside our immediate area to generate some revenue for us.

     Demand for our rental services will be dependent on, among other things, market acceptance of our services, the real estate market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of rents from residential properties, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a small real estate rental business in the Springfield, Massachusetts area. We plan to strengthen our position in this market. We also plan to expand our operations in the Springfield area, as well as identify possible investment properties in China through our strategic alliance with China World Trade.

INFORMATION  ON  PREVIOUSLY  OWNED  COMPANIES  OF  MR.  DUANE  BENNETT

     Mr. Bennett's experience in the real estate industry over the last ten years has consisted of his involvement in two companies - a publicly traded company named ABC Realty, Inc. and a private company named Goodex, Inc. The following information, disclosures, and tables have been presented to provide information regarding Mr. Bennett's experience during these projects. This information is also discussed throughout this prospectus under 'Risk Factors' and 'Management.'

     From 1997 to present, Mr. Bennett was President of ABC Realty, Inc., a public company that is involved in the real estate brokerage business.

From 1991 to 1996, Mr. Bennett was the sole owner, president, and chief executive officer of Goodex, Inc., a private company that was involved in the business of buying, selling, and renovating homes in the Springfield, Massachusetts area. Goodex had revenues, expenses and profits/losses of:



             Revenues     Expenses     Profits/(Losses)
1991         $14,864      $16,424       $(1,560)
1992          68,401       73,792        (5,391)
1993          84,632      106,158       (21,526)
1994          79,434       72,483         6,951
1995         106,518       95,677        10,841
1996           4,203          853         3,350


The major challenges that Mr. Bennett faced regarding ABC Realty, Inc. and Goodex, Inc. were:

-     A  shortage  of  capital  which  was  never  more  than  $15,000;
- Producing relationships with residential homeowners that would have potentially brought single-family homes or town homes to list properties with Mr. Bennett's companies;
- Lack of adequate funding for advertising expenses that would have promoted the company's services.

     An adverse business condition, which Mr. Bennett faced regarding ABC Realty, Inc., was the inability to compete with larger, well-funded real estate offices opening satellite offices in the Charlotte, North Carolina area. In addition, ABC Realty, Inc did not have employees to assist in locating buyers and sellers, whereas the larger real estate offices had substantial numbers of employees for these purposes.

     A major challenge that Mr. Bennett faced regarding Goodex, Inc. was locating owner-occupied homes in the Springfield, Massachusetts area to purchase, remodel and resell. In addition, Goodex, Inc. had a shortage of capital that was never more than $35,000, which restricted the amount of purchases needed to attain profitability.

     An adverse business condition that Mr. Bennett faced regarding Goodex, Inc. was an unstable real estate market in the Springfield, Massachusetts area due to demographic shifts in population such as rapid growth in the area of low-income multi-unit housing. For example, our president had negotiated for the purchase of two single-family housing units; negotiations that failed due to local financial institutions denying loan approvals due to the future uncertainty of housing prices in the area.

     Additional difficulties faced by Mr. Bennett generally with his businesses, ABC Realty, Inc. (while acting in a real estate brokerage capacity) and Goodex, Inc. were:

- Difficulty in locating property that could close within a one to two month time frame;
- Locating property that is suitable for remodeling and re-selling profitably,
-    Obtaining  adequate  financing  for  projects,
-    Difficulty  in  obtaining  clean  title,
-    Soil  and  environmental  issues  relating  to  the  property.

     Goodex, Inc. was dissolved prior to year 2000 and does not conduct business any longer. As a result, Mr. Bennett is no longer associated it. The company was in good standing with its creditors when it ceased operations.

     Mr. Bennett has not had prior experience in public or non-public fundraising with respect to ABC Realty, Inc or Goodex, Inc.



RESULTS  OF  OPERATIONS  (nine  months  ended  September  30,  2004).

Sales.

     Sales for the nine months ended September 30, 2004 were $30,129. Sales consisted of rentals on residential rental properties.

All  sales  transactions  were  with  unrelated  parties.

Cost  of  Sales.

     None.

Expenses.

     Total expenses for the nine months ended September 30, 2004 were $1,020,869.

     Expenses  consisted  of:

     Professional fees increased during 2004 primarily due to expenses related to stock issued for services in the amount of $992,500, principally in the form of services rendered by officers, directors and consultants.

     We expect increases in expenses through the year 2004 as we move toward developing our business plan and registering our common stock. In addition, we expect professional fees to increase to around $30,000 per year for compliance with the reporting requirements of the Securities and Exchange Commission once our registration is deemed effective.

     We do not have any lease agreements for our facilities and do not currently have any employment agreements.

Income  Taxes

     We did not have any federal or state income tax expense for nine months ended September 30, 2004.

     If we incur losses, we may have a deferred tax asset. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment. We do not currently have any net deferred tax assets.

Income/  Losses.

     Net loss for the nine months ended September 30, 2004 was $990,673. We attribute the increase in net losses primarily to expenses exceeding rental income. We expect to continue to incur losses at least through the year 2004. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     Cash flows provided by operations were $8,128 for the nine months ended September 30, 2004. Cash flow was primarily attributable to a net loss offset by non-cash charges for common stock issued for services rendered to us.

     Cash flows generated by financing activities were $6,952 for the nine months ended September 30, 2004. Cash flows for this period include proceeds from sales of our common stock to our director less repayments on a mortgage payable on our rental property.

     Overall, we have funded our cash needs from inception through September 30, 2004 with a series of equity and debt transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the homes that we sell, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with another company that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

     We had cash on hand of only $2,107 and a working capital of $1,547 as of September 30, 2004. Our current amount of cash in the bank is insufficient to fund our operations for the next twelve months. We will rely on the existence of revenue from our business, if any, and funding from outside sources; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we will not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues during the remainder of 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $10,000 to sustain operations through year 2004 and approximately $35,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $30,000 in connection with this offering have already been paid.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

- Seek projects that are less in value or that may be projected to be less profitable
- Seek smaller projects, which are less capital intensive, in lieu of larger projects or
- Seek projects that are outside our immediate area to generate some revenue for us.


     Demand for our rental services will be dependent on, among other things, market acceptance of our services, the real estate market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of rents from residential properties, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a small real estate rental business in the Springfield, Massachusetts area. We plan to strengthen our position in this market. We also plan to expand our operations in the Springfield area, as well as identify possible investment properties in China through our strategic alliance with China World Trade.

ITEM  18.     DESCRIPTION  OF  PROPERTY

     We do not own any property for the use of administration nor do we have any contracts or options to acquire any property in the future for such use. Presently, we are operating out of offices located at 2341 Boston Road in Wilbraham, Massachusetts. We occupy approximately 200 square feet. This space is adequate for our present and our planned future operations. We pay no rent for use of this space. In addition we have no written agreement or formal arrangement pertaining to the use of this space. We have no current plans to occupy other or additional office space.

LOCATION  AND  DESCRIPTION

     We currently own a 3-story apartment building in Chicopee, Massachusetts, located at 80 Cochran Street. The building is divided into seven rentable units, and is currently occupied by six tenants. Aggregate gross rental income from these six tenants is $3,450 per month.

INVESTMENT  POLICIES

     The Company's policy is to actively pursue the acquisition of real estate for investment income and appreciation in property value. The Company intends to place an emphasis on acquiring residential rental property which management feels is undervalued. The Company's policy will be to focus primarily on favorable terms of financing and potential return on capital. The Company intends to look for residential rental properties that can be purchased for less than market value.

     The Company has no present intention to invest in first or second mortgages, securities of companies primarily engaged in real estate activities, or interests in real estate investment trusts or real estate limited partnerships. However, the Companys board of directors is not precluded in the future from participating in such investments.

     The Company currently has no limitations on the percentage of assets which may be invested in any one investment, or the type of securities or investments it may buy. However, the board of directors in its discretion may set policies without a vote of the Companys securities holders regarding the percentage of assets which may be invested in any one investment, or type of investment. The Companys current policy is to evaluate each investment based on its potential capital return to the Company on a relatively short term basis. Furthermore, the Company does not plan to enter into the business of originating, servicing or warehousing mortgages or deeds of trust, except as may be incidental to its primary purpose of acquiring and renting real estate.

DESCRIPTION  OF  REAL  ESTATE  AND  OPERATING  DATA

     The Companys primary asset is the three-story apartment building located at 80 Cochran Street in Chicopee, Massachusetts. We paid $100 cash and assumed Duane Bennett's obligations under two mortgages totaling $183,863 (a commercial mortgage for $160,084 and a second mortgage for $23,779) in order to obtain the property. As of September 30, 2004, the mortgages had been paid down to an aggregate of $172,891. The building is divided into seven rentable spaces, six of which are currently rented.

     As of September 30, 2004, we had six lease agreements in place for the building. The leases are managed by Lessard Property Management, Inc. on our behalf, and the monthly amounts due under the leases, in the aggregate, total $3,450 per month. We have not reported the details of the individual leases, because they are in the names of private individuals.

     Lessard Property Management has a contract with us to manage these leases, and their fee for doing so is 8% of the collected rent, or $150 per project, whichever is greater.

     Of the existing six tenants, all occupy more than 10% of the available space in the building. The nature of the business of each of these tenants and the principal provisions of their leases are outlined as follows: all are residential leases for individuals or families, for monthly rent, according to the usual terms for residential lease agreements.

     The building is located in the city of Chicopee, which lies on the outskirts of the Springfield, Massachusetts urban area, located in the Pioneer Valley near the intersection of U.S. Interstates 90 (the Massachusetts Turnpike) and 91. Interstate 90 is the major east-west highway crossing Massachusetts. Interstate 91 is the major north-south highway that runs directly through the heart of New England. Chicopee is located approximately 90 miles west of Boston, Massachusetts, 70 miles southeast of Albany, New York and 30 miles north of Hartford, Connecticut. Chicopee is located in Hampden County, Massachusetts, whose estimated 1996 population was 441,280.
     The Company is depreciating the property over a 39 year period and uses the straight line method of depreciation for accounting purposes. The Company is of the opinion that the building is adequately covered by insurance.

ITEM  19.         CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     On June 12, 2003, our director Duane Bennett transferred ownership in the three-story apartment building located at 80 Cochran Street from himself, personally, to Axiom First Corporation, in exchange for $100 cash and for Axiom First's assumption of his obligations under two mortgages totaling, in the aggregate, approximately $183,863 as of December 31, 2003.

On June 30, 2004, we entered into a Share Exchange Agreement with Northeast Nominee Trust, of which our director Duane Bennett is the beneficiary, by which we issued 2,500,000 shares of our common stock to the Trust in exchange for 100% ownership of Axiom First Corporation, which in turn owned 100% of Axiom Second corporation, which in turn owns title to the three-story apartment building located at 80 Cochran Street.

On August 8, 2004 we entered into a strategic reliance Agreement with China World Trade International Group, Inc. under the terms of which we issued 200,000 shares of our common voting stock to China World Trade. Those shares are being registered for resale under this registration statement. The agreement with China World Trade has been set forth in detail in this Prospectus under the heading "Plan of Distribution - China World Trade Dividend" We arbitrarily valued these shares at $0.10 per share. The estimated value for the shares was $20,000.

     On August 27, 2004 we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree
Financial Group, Inc. has agreed to use its best efforts to assist us in registering our stock with the SEC and having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $25,000 for:

-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State  Blue-Sky  compliance;
-     Selection  of  an  independent  stock  transfer  agent;  and
-     EDGAR  services

            The shares issued were valued at the estimated value for the services received which was $70,000, or $.10 per share.





ITEM  20.     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

Market  Information.

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Agreements  to  Register.

     Not  applicable.

Holders.

     As of November 19, 2004 there were 12 holders of record of our common stock.


Shares  Eligible  For  Future  Sale.

     Upon effectiveness of this registration statement, the 720,000 and 200,000 shares, respectively, of common stock registered in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated with our affiliates, who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.
     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 720,000 and 200,000 shares, respectively, of common stock registered in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend  Policy.

     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

     Our common shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which generally refers to equity securities with a price of less than $5.00. Our shares will therefore be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

     Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $250,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

ITEM  21.  EXECUTIVE  COMPENSATION


                                               Summary Compensation Table
                                               --------------------------
                                Annual Compensation                            Long Term Compensation
                          ----------------------------------    --------------------------------------------------
Name and Principal                               Other Annual     Restricted        Securities       LTIP
    Position              Year   Salary   Bonus    Compensation    Stock Award(s)   Underlying      Payouts   Other
                                  ($)     ($)        ($)               ($)          Options (#)       ($)      ($)
------------------------------------------------------------------------------------------------------------------

Lawrence  Nault,
President                 2004     0       0          0              100,000           0               0        0

Lawrence  Nault,
President                 2003     0       0          0                 0              0               0        0

Lawrence  Nault,
President                 2002     0       0          0                 0              0               0        0


We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements to compensate our directors for their services to us.

ITEM  22.  FINANCIAL  STATEMENTS


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To  the  Board  of  Directors  and  Stockholders
Axiom  III,  Inc.  and  Subsidiaries

I have audited the accompanying consolidated balance sheet of Axiom III, Inc. and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity, and cash flows for the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respect, the consolidated financial position of Axiom III, Inc. and Subsidiaries as of December 31, 2003, and the results of its consolidated operations and its consolidated cash flows for the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ Traci J. Anderson, CPA
--------------------------
Traci  J.  Anderson,  CPA
Huntersville,  NC
August  23,  2004











                                 AXIOM III, INC.
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003

                                     ASSETS

CURRENT  ASSETS
---------------
     Cash  and  cash  equivalents                                  $        931
     Accounts  Receivable                                                 2,692
                                                                   ------------
       TOTAL  CURRENT  ASSETS                                             3,623
                                                                   ------------

PROPERTY  AND  EQUIPMENT
------------------------
     Property  and  Equipment                                           228,400
     Accumulated  Depreciation                                           (3,785)
                                                                   ------------
     NET  FIXED  ASSETS                                                 224,615
                                                                   ------------

                                                                   ------------
     TOTAL  ASSETS      $                                          $    228,238
                                                                   ============

                         LIABILITIES AND OWNER'S EQUITY

CURRENT  LIABILITIES
--------------------
     Accounts  Payable  and  other  current  liabilities           $      3,370
                                                                   ------------
     TOTAL  CURRENT  LIABILITIES                                          3,370
                                                                   ------------

LONG-TERM  LIABILITIES
----------------------
     Mortgage  Payable                                                  183,863
                                                                   ------------
       TOTAL  LIABILITIES                                               187,233

OWNERS EQUITY
---------------
     Common stock ($.001 par value, 50,000,000 shares authorized:
       10,000,000  issued and outstanding at December 31, 2003)          10,000
     Paid  In  Capital                                                   54,761
     Retained  Deficit                                                  (14,756)
     Receivable  from  the  sale  of  stock  to  officer                 (9,000)
                                                                   ------------
     TOTAL  STOCKHOLDERS'  EQUITY                                        41,005
                                                                   ------------
     TOTAL  LIABILITIES  AND  STOCKHOLDERS'  EQUITY      $              228,238
                                                                   ============







    The accompanying notes are an integral part of these consolidated financial statements.





                                 AXIOM III, INC
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE PERIOD ENDED DECEMBER 31, 2003


                                                                       2003
                                                                   ------------

REVENUES:
---------
      Rental  Income                                               $     22,047
      Other  Income                                                          17
                                                                   ------------
         TOTAL  REVENUE      $                                     $     22,064

EXPENSES:
---------
      General  and  administrative                                       36,820
                                                                   ------------
         TOTAL  EXPENSES                                                 36,820
                                                                   ------------
           OPERATING  (LOSS)                                            (14,756)
                                                                   ------------

                                                                   ------------
      NET  (LOSS)      $                                                (14,756)
                                                                   ============

Net  (loss)  per  share-
      basic  and  fully  diluted                                       *
                                                                   ============
    Weighted average shares outstanding                              10,000,000
                                                                   ============


 *  Less  than  ($.01)







    The accompanying notes are an integral part of these consolidated financial statements.




                                 AXIOM III, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE PERIOD ENDED DECEMBER 31, 2003


CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
-----------------------------------------
     Net  (loss)                                                  $     (14,756)
     Adjustments  to  reconcile  net  (loss)  to  net  cash
    (used  in)  operating  activities
       Depreciation                                                       3,785
       Business  expenses  paid  by  officer  and  majority
       Shareholder                                                       54,761
       Increase  in  accounts  payable                                    3,370
      (Increase)  decrease  in  accounts  receivable                     (2,692)
                                                                   ------------
        NET  CASH  PROVIDED  BY  OPERATING  ACTIVITIES                   44,468
                                                                   ------------

CASH  FLOW  FROM  INVESTING  ACTIVITIES:
----------------------------------------
       Purchase  of  rental  property                                  (228,400)
                                                                   ------------
         NET  CASH  (USED  IN)  INVESTING  ACTIVITIES                  (228,400)
                                                                   ------------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
-----------------------------------------
       Proceeds  from  mortgage                                         183,863
       Issuance  of  common  stock                                        1,000
                                                                   ------------
         NET  CASH  PROVIDED  BY  FINANCING  ACTIVITIES                 184,863
                                                                   ------------

         NET  INCREASE  IN  CASH  AND  CASH EQUIVALENTS                     931

       CASH  AND  CASH  EQUIVALENTS:
         BEGINNING  OF  THE  PERIOD                                           -
                                                                   ------------

         END  OF  THE  YEAR                                        $        931
                                                                   ============




  The accompanying notes are an integral part of these consolidated financial statements.








                                                AXIOM III, INC.
                            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                   FOR THE PERIOD ENDED DECEMBER 31, 2003
                               Retained Earnings         Common Stock      Common Shares     Additional Paid
                                                                                                In Capital
Balance, May  22, 2003
(inception)                    $              -          $          -                  -     $             -

Issuance  of  common  stock                                    10,000         10,000,000                   -

Contribution  of  capital
by  officer                                   -                     -                  -              54,761

Net  (loss)  for  the  period           (14,756)                    -                  -                   -
                                ----------------------------------------------------------------------------

Balances, December 31, 2003    $        (14,756)         $     10,000         10,000,000     $        54,761
                               =============================================================================














    The accompanying notes are an integral part of these consolidated financial statements.





                        AXIOM III, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Period Ended December 31, 2003


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
------------------------------------------------------

Business Activity-Axiom III, Inc. and Subsidiaries ("The Company") was organized
-----------------
under the laws of the State of Nevada on June 2004 as a C-Corporation. The Company owns 100% of the stock in its subsidiary Axiom Second Corp. The purpose of Axiom Second Corp. is to buy, sell, rent, and improve any and all aspects of real estate. To acquire, dispose, encumber, or by any other nature and description, real property whether improved or unimproved; to develop and operate any and all of such real property, either commercial or residential, and to enter into any and all contracts necessary for said business. These financial statements include the effects of Axiom Second Corp. since its inception in May of 2003 under reverse merger accounting rules as the assets are "pushed down" in accordance with generally accepted accounting standards.

Cash  and  Cash  Equivalents-For  purposes of the Consolidated Statement of Cash
----------------------------
Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's Use  of  Estimates-The  preparation  of  consolidated  financial
------------------------------
statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition-The  Company's  revenue  is  derived  from  rental  income.
--------------------

Comprehensive  Income  (Loss)-The Company adopted Financial Accounting Standards
-----------------------------
Board Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the periods covered in the consolidated financial statements.

Advertising  Costs-Advertising  costs are expensed as incurred.  The Advertising
------------------
expense  totaled  $0  for  the  period  ended  December  31,  2003.








                        AXIOM III, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Period Ended December 31, 2003


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Net  Income  per  Common Share-Statement of Financial Accounting Standard (SFAS)
------------------------------
No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the period presented. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share.

Income Taxes-Income taxes are provided in accordance with Statement of Financial
------------
Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, and some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments-The carrying amounts reported in the balance
-----------------------------------
sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts  Receivable-Accounts  deemed  uncollectible are written off in the year
--------------------
they become uncollectible. As of December 31, 2003, the Company's accounts receivable balance was $2,692.

Impairment  of Long-Lived Assets-The Company evaluated the recoverability of its
--------------------------------
property and equipment, and other assets in accordance with Statements of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of" which requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate.

Property  and  equipment-Rental  property  is  stated  at  cost. Depreciation is
------------------------
provided by the straight-line method over the estimated economic life of the rental property's remaining 27.5 years. As of December 31, 2003, the Company's rental property balance was $224,615 (net).




                        AXIOM III, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Period Ended December 31, 2003


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements-In  June  2001,  the  Financial  Accounting
----------------------------------
Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its consolidated financial condition or consolidated cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework to measure the impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAS No.144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its consolidated financial condition and consolidated cash flows.

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued which rescinded SFAS Statements 4, 44, and 64, amended No. 13 and contained technical corrections. As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity's recurring operations. The Company does not expect SFAS No. 145 to have a material effect on its consolidated financial condition or cash flows.











                        AXIOM III, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Period Ended December 31, 2003


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements  (cont')
-------------------------------------------

In July of 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS No. 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard will not have an impact on the Company's consolidated financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others", which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees. FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure"-an amendment to SFAS No. 123 (SFAS No.
148), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123. SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123.









                        AXIOM III, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Period Ended December 31, 2003


NOTE  A-SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT')
---------------------------------------------------------------

Recent  Accounting  Pronouncements  (cont')
-------------------------------------------

In January 2003, Financial Accounting Standards Board issued FIN No. 46, "Consolidation of Variable Interest Entities". FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity's activities via voting rights or similar rights. The entity that consolidates the variable interest entity is the primary beneficiary of the entity's activities. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003.

In January 2003, the EITF released Issue No. 00-21, (EITF 00-21), "Revenue Arrangements with Multiple Deliveries", which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities. Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement. EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of this standard will not have an impact on the Company's consolidated financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its consolidated financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how companies classify and measure certain financial with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some characteristics). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The standard will not impact the Company's consolidated financial statements.


                        AXIOM III, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Period Ended December 31, 2003


NOTE B-SUPPLEMENTAL  CASH  FLOW  INFORMATION
-------------------------------------------

Supplemental disclosures of cash flow information for the period ended December 31, 2003 is summarized as follows:

Cash paid during the period ended December 31, 2003 for interest and income taxes:


          Income  Taxes               $  -
          Interest                    $6,260

NOTE  C-INCOME  TAXES
---------------------

Due to the operating loss and the inability to recognize an income tax benefit there from, there is no provision for current or deferred federal or state income taxes for the years ended December 31, 2003.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company's total deferred tax asset, calculated using federal and state effective tax rates, as of December 31, 2003 is as follows:

          Total  deferred  tax  assets       $5,000
          Valuation  allowance               (5,000)
                                            -------

               Net  deferred  tax  asset   $    -
                                              =====












                        AXIOM III, INC. AND SUBSIDIAIRIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Period Ended December 31, 2003


NOTE  C-INCOME  TAXES  (CONT')
------------------------------

The reconciliation of income taxes computed at the federal statutory income tax rate to total income taxes for the year ended December 31, 2003 is as follows:

                                                               2003
                                                               ----
     Income tax computed at the federal statutory rate          34%
                                                               ----
     Valuation  allowance                                      (34%)
                                                              -----
     Total  deferred  tax  asset                                 0%
                                                             ======

Because of the Company's lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by $5,000 in 2003.

As of December 31, 2003, the Company had federal net operating loss carryforwards in the amount of approximately $14,756, which expires in 2024.

NOTE  D-SEGMENT  REPORTING
--------------------------

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2003.

NOTE  E-EQUITY
--------------

10,000,000 shares of the Company's $.001 par stock were issued to its officer for $1,000. The excess of the par value times the number of common shares issued over the $1,000 in cash collected represents a receivable from the shareholder at December 31, 2003. The officer personally contributed $54,761 towards Company expenses during 2003.











                        AXIOM III, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For the Period Ended December 31, 2003


NOTE  F-MORTGAGE  PAYABLE
-------------------------

Mortgages incurred for the purchase of the rental property consist of the following:

Commercial Mortgage to an unrelated party. Dated June 4, 2003.
Bearing 7% interest through June 4, 2010, then bearing interest
of 3% above the Treasury Index. Maturing June 4, 2013.                  $160,084

Secured Mortgage to an unrelated party. Dated June 4, 2003.
Monthly payment of principal and interest, in the amount of $192.95
Beginning July 4, 2003 and continuing until June 4, 2008, the
maturity date, at which time a balloon payment is due.                   $23,779

NOTEG-SUBSEQUENT  EVENTS
------------------------

On June 3, 2004, The Company legally amended its Articles of Incorporation to effect a name change from Axiom First Corp. to Axiom III, Inc.

On June 3, 2004, the Company increased its number of currently authorized of 20,000 shares of common stock to 50,000,000 shares of common stock. The par value of each remained at $.001.





ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Traci J. Anderson, Certified Public Accountants audited our financial statements for the year ended December 31, 2003. We have never had any changes in or disagreements with our accountants.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II   INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. These estimated expenses have been paid and we do not expect any material additional expenses as the result if this offering. Selling Security Holders will pay no offering expenses.

ITEM                                        EXPENSE
SEC  Registration  Fee                    $      50
Legal  Fees  and  Expenses                $  11,000
Accounting  Fees  and  Expenses           $  11,000
Transfer  Agent  Fees                     $   1,500
Blue  Sky  Fees                           $   5,000
Miscellaneous*                            $   1,450
===================================================
Total*                                    $  30,000

*  Estimated  Figure




ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On June 20, 2004, we issued 1,000 shares to the Northeast Nominee Trust, of which our founder and director Duane Bennett is the beneficiary, in exchange for $1,000 in cash. On July 3, 2004, we forward split our common stock 10,000 for
1. As a result, Mr. Bennett's 1,000 shares were exchanged for 10,000,000 of our common shares. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that Mr. Bennett was an accredited investor as defined in Rule 501(a)(4) promulgated under the Securities Act, by virtue of his being a director of the Company.

On June 30, 2004, we issued 2,500,000 shares to the Northeast Nominee Trust, of which our founder and director Duane Bennett is a beneficiary, pursuant to a share exchange agreement, by which we acquired 100% ownership in Axiom First Corporation in exchange for these shares. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the fact that Mr. Bennett was an accredited investor as defined in Rule 501(a)(4) promulgated under the Securities Act, by virtue of his being a director of the Company.

          On June 30, 2004, we issued 25,000 shares to Lessard Property Management, Inc. in exchange for their consent to an assignment of rights and obligations under their property management agreement. Duane Bennett assigned us these rights and obligations, which arose from his agreement with Lessard dated August 27, 2003. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On July 5, 2004, we issued a total of 250,000 common shares to three individuals, as follows: our President, Lawrence Nault, 100,000 shares; our director, Duane Bennett, 100,000 shares; and our director, Karol Kapinos, 50,000 shares. These shares were issued in exchange for their services as management of the Company. We relied on the exemption provided in Section 4(6) of the Securities Act of 1933, as amended. This exemption is based on the facts that Mr. Nault, Mr. Bennett, and Mr. Kapinos were all accredited investors as defined in Rule 501(a)(4) promulgated under the Securities Act, by virtue of their being officers and/or directors of the Company.

     On July 12, 2004, we issued 100,000 shares to U.S. Capital Partners, Inc. in exchange for valuable services rendered to the Company. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor familiar with our company and stock-based transactions;
(5)  there  were no subsequent or contemporaneous public offerings of the stock;
(6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On July 22, 2004, we issued a total of 245,000 shares to four individuals, as follows: Jose Marquez, 80,000 shares; Michael Langer, 75,000 shares; Mark Gaenslen, 75,000 shares; and Anne Borelli, 15,000 shares. These shares were issued in exchange for valuable services rendered to the Company. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there were only four offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that they will not resell the stock unless their shares are registered or an exemption from registration is available; (4) the offerees are sophisticated investors familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offerees and our management.

     On August 8, 2004, we issued 200,000 shares to China World Trade Corp., pursuant to a strategic alliance agreement whereby China World agreed to provide us with investment property location services in China. The shares were valued at the estimated value of the common stock which was $20,000, or $.10 per share. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

          On August 27, 2004, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in registering our stock and having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Services Corp., 700,000 shares of our common stock and $25,000 for: (i) assistance with the preparation of our Form SB-2 registration statement; (ii) state Blue-Sky compliance; (iii) selection of an independent stock transfer agent; and (iv) EDGAR services. The shares issued were valued at the estimated value for the services received which was $70,000, or $.10 per share. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.


ITEM  27.     EXHIBITS

Exhibit Number         Exhibit  Description
---------------        --------------------
3.1                    Articles  of  Incorporation
3.2                    Bylaws
5.1                    Legal Opinion
10.1                   Consulting  agreement  between  Axiom III, Inc. and
                       Greentree Financial Group,  Inc.
10.2                   Letter  Agreement  with  China  World  Trade
10.3                   Property  Management  Agreement  with  Lessard  Property
                       Management
10.4                   Assignment  of  Contract  Rights  and  Obligations
10.5                   Share  Exchange  Agreement
23.1                   Consent  of  auditors
23.2                   Consent of Legal Counsel (Included in Exhibit 5)


ITEM  28.     UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chicopee, State of Massachusetts on November 19, 2004.

                                    Axiom  III,  Inc.


                              _____________________________
                              By:     Lawrence  M.  Nault
                              Title:  President,  Chief  Executive  Officer,
                                      Chief  Financial  Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.



                              ______________________________
                              By:     Lawrence  M.  Nault
                              Title:  Director
                              Date:   November  19,  2004


                              ______________________________
                              By:     Duane  Bennett
                              Title:  Director
                              Date:   November  19,  2004


                              ______________________________
                              By:     Karol  Kapinos
                              Title:  Director
                              Date:   November  19,  2004